Exhibit 10.1

METASTAT, INC.

AMENDMENT NO. 1 TO ORIGINAL ISSUE DISCOUNT PROMISSORY NOTE

This Amendment No. 1 to Original Issue Discount Promissory Note (this “Amendment”) is made effective as of August __, 2016, by and among MetaStat, Inc., a Nevada corporation (the “Company”) and ______ (the “Payee”).

R E C I T A L S

WHEREAS, the Payee and the Company are parties to that certain OID Note Purchase Agreement dated ______, 2016, (the “Agreement”), pursuant to which the Company issued to the Payee an Original Issue Discount Promissory Note dated ______, 2016 in the aggregate OID Principal Amount of $______ (the “Note”) in accordance with the terms of the Agreement;

WHEREAS, the Company and the Payee now desire to amend the Note to extend the Maturity Date an additional three (3) months from ______, 2016 to ______, 2016 (the “First Extension Maturity Date”);

WHEREAS, in consideration for entering into this Amendment, the Company hereby agrees to (i) increase the OID Principal Amount by an additional 10% to an amount equal to $______; and (ii) issue to the Payee a common stock purchase warrant (the “Extension Warrant”) to purchase ______ shares of the Company’s common stock with an exercise price equal to $2.00 per share and a term of five (5) years, in substantially the form attached hereto as Exhibit A;

WHEREAS, the Company and the Payee agree to grant the Company an option (the “Extension Option”) to automatically extend the Maturity Date an additional three (3) months from the First Extension Maturity Date to ______, 2017;

 WHEREAS, in the event the Company exercises its Extension Option, the OID Principal Amount of the Note shall automatically increase by an additional 10% to an amount equal to $______; and

WHEREAS, the Company and the Payee also desire to amend the Note to modify the definition of Qualified Offering.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company and the Payee hereby agree to amend the Note as set forth herein:

A M E N D M E N T

1.           Definitions.  Except as otherwise provided herein, capitalized terms used in this Amendment shall have the definitions set forth in the Note.

2.           Amendments to Note.

(a)           OID Principal Balance.  The OID Principal Balance of “$______ ” shall be deleted and replaced with “______Dollars ($______).”

(b)           Maturity Date. Section 1(a) of the Note shall be amended and restated in its entirety as follows:

“(a)           The Company shall repay the OID Principal Balance then outstanding under this Note on ______ (the “Maturity Date”), provided, however, the Company shall have the sole option to automatically extend the Maturity Date in accordance with Section 1(e) below.”

(c)           Extension Option. A new Section 1(e) of the Note shall added as follows:

“(e)           The Company shall have the sole option (the “Extension Option”) to automatically extend the Maturity Date by an additional three (3) months. The Company may elect to exercise the Extension Option by providing the Payee with three (3) days prior notice in accordance with section 4.1 of the Purchase Agreement. In the event the Company exercises the Extension Option, the OID Principal Amount shall automatically increase by an additional 10% to  ____________ Dollars ($________).”

(d)           Definition of Qualified Offering. The reference to “$2,000,000” in the definition of Qualified Offering in Section 2 of the Note shall be replaced with “$500,000.”

3.           Conflicting Terms.  In the event of any inconsistency or conflict between the Note and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

4.           Miscellaneous.

(a)
Survival of Representations and Warranties; Successors and Assigns.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the parties or other event shall affect the representations and warranties or the right of the parties to rely upon them.  This Amendment shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

(b)
Reference to Note.  The Note and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Note as amended hereby, are hereby amended so that any reference therein to the Note shall mean a reference to the Note as amended hereby.

(c)
Severability.  Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

(d)	Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

(e)	Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

(f)
Entire Agreement.  This Amendment is specifically limited to the matters expressly set forth herein. This Amendment, the Notes and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Note.

(g)
Counterparts. This Amendment may be executed by the parties hereto separately in two (2) or more original or facsimile counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE COMPANY: METASTAT, INC. By:_______________________ Name: ____________________ Its: _______________________	PAYEE: ___________________________ By: ________________________ Name: _____________________ Its: ________________________

[Signature Page to Amendment No. 1 to Original Issue Discount Promissory Note]

EXHIBIT A

[Form of Extension Warrant]